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                                                                     Exhibit 5.1

                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170

                    TELEPHONE  617-832-1000         1747 PENNSYLVANIA AVE., N.W.
                     FACSIMILE  617-832-7000              WASHINGTON, D.C. 20006
                       http://www.fhe.com                      TEL: 202-223-1200
                                                               FAX: 202-785-6687

                                  June 8, 1999

ASPEN TECHNOLOGY, INC.
Ten Canal Park
Cambridge, Massachusetts  02141

Ladies and Gentlemen:

     We have acted as counsel for Aspen Technology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 2,255,608 shares (the "Shares") of its common stock, $.10 par value, issuable pursuant to the Aspen Technology, Inc. 1995 Stock Option Plan (the "Plan").

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

     (i)   the Registration Statement;

     (ii)  the Plan;

     (iii) the Certificate of Incorporation and By-Laws of the Company; and

     (iv) a written consent adopted by the Board of Directors as of June 3, 1999.

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the General Corporation Law of the State of Delaware.


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ASPEN TECHNOLOGY, INC.
June 8, 1999
Page Two

     Based upon the foregoing, we are of the opinion that:

     1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.

     2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the respective exercise prices therefor as described in the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             FOLEY, HOAG & ELIOT LLP

                                             By   /s/ Mark L. Johnson
                                               ---------------------------------
                                               A Partner